EXHIBIT 32.1

CERTIFICATION
PERSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002 (18 U.S.C. 1350)

I, Michael O’Hara, Chief Executive Officer of Clickstream Corp., (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	the Quarterly Report on Form 10-Q, of the Company for the fiscal quarter ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 19, 2016

/s/ Michael O’Hara
Michael O’Hara, Chairman of the Board, President and Interim Principal Executive Officer
(Principal Executive Officer)